EX-28.i.1

Law Office

Stradley Ronon Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, Pennsylvania 19103-7098

(215) 564-8000

Direct Dial: (215) 564-8048

February 28, 2013

Board of Directors

DFA Investment Dimensions Group Inc.

6300 Bee Cave Road, Building One

Austin, TX 78746

Ladies and Gentlemen:

We have examined the Articles of Incorporation, as amended, restated and supplemented (“Articles”), of DFA Investment Dimensions Group Inc. (the “Fund”), a corporation organized under Maryland law, the Fund’s by-laws, and the records of the various pertinent corporate proceedings we deem material. We also have examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities Act of 1933, as amended (the “Securities Act”), all as amended to date, as well as other items we deem material to this opinion.

The Fund is authorized to issue an aggregate of Sixty Billion (60,000,000,000) shares of common stock, of a par value of $0.01 per share and an aggregate par value of Six Hundred Million Dollars ($600,000,000), and currently is authorized to issue the following shares of the following series: U.S. Micro Cap Portfolio; Japanese Small Company Portfolio; United Kingdom Small Company Portfolio; DFA Short-Term Government Portfolio; Continental Small Company Portfolio; DFA Intermediate Government Fixed Income Portfolio; DFA Five-Year Global Fixed Income Portfolio; Large Cap International Portfolio; Asia Pacific Small Company Portfolio; U.S. Small Cap Portfolio; DFA Real Estate Securities Portfolio; U.S. Large Cap Value Portfolio; U.S. Small Cap Value Portfolio; LWAS/DFA International High Book to Market Portfolio; DFA One-Year Fixed Income Portfolio; Emerging Markets Portfolio; VA U.S. Large Value Portfolio; VA Global Bond Portfolio; DFA International Small Cap Value Portfolio; VA U.S. Targeted Value Portfolio; VA International Value Portfolio; VA International Small Portfolio; VA Short-Term Fixed Portfolio; DFA Two-Year Global Fixed Income Portfolio; Enhanced U.S. Large Company Portfolio; International Small Company Portfolio; Emerging Markets Small Cap Portfolio; U.S. Targeted Value Portfolio; Emerging Markets Value Portfolio; Tax-Managed U.S. Targeted Value Portfolio; Tax-Managed U.S. Small Cap Portfolio; Tax-Managed U.S. Marketwide Value Portfolio; Tax-Managed DFA International Value Portfolio; Tax-Managed U.S. Equity Portfolio; DFA Short-Term Municipal Bond Portfolio; Emerging Markets Core Equity Portfolio; U.S. Core Equity 1 Portfolio; U.S. Core Equity 2 Portfolio; U.S. Vector Equity Portfolio; International Core Equity Portfolio; Emerging Markets Social Core Equity Portfolio; DFA Inflation-Protected Securities Portfolio; DFA International Real Estate Securities Portfolio; DFA California Short-Term Municipal Bond Portfolio; T.A. U.S. Core Equity 2 Portfolio; CSTG&E U.S. Social Core Equity 2 Portfolio; CSTG&E International Social Core Equity Portfolio; U.S. Social Core Equity 2 Portfolio; U.S. Sustainability Core 1 Portfolio; International Sustainability Core 1 Portfolio; DFA Selectively Hedged Global Fixed Income Portfolio; T.A. World ex U.S. Core Equity Portfolio; DFA Global Real Estate Securities Portfolio; DFA International Value ex Tobacco Portfolio; International Vector Equity Portfolio; DFA Short-Term

DFA Investment Dimensions Group Inc.

February 28, 2013

Extended Quality Portfolio; DFA Intermediate-Term Extended Quality Portfolio; DFA VA Global Moderate Allocation Portfolio; World ex U.S. Value Portfolio; DFA Commodity Strategy Portfolio; DFA California Intermediate-Term Municipal Bond Portfolio; DFA Investment Grade Portfolio; Selectively Hedged Global Equity Portfolio; DFA Intermediate-Term Municipal Bond Portfolio; DFA World ex U.S. Government Fixed Income Portfolio; Dimensional Retirement Equity Fund II; Dimensional Retirement Fixed Income Fund I; Dimensional Retirement Fixed Income Fund II; and Dimensional Retirement Fixed Income Fund III; World ex U.S. Targeted Value Portfolio; World ex U.S. Core Equity Portfolio; International Social Core Equity Portfolio; Global Fixed Income (GBP Hedge) Portfolio; U.S. Large Cap Growth Portfolio; U.S. Small Cap Growth Portfolio; International Large Cap Growth Portfolio; and International Small Cap Growth Portfolio.

U.S. Targeted Value Portfolio, Emerging Markets Value Portfolio, U.S. Large Cap Value Portfolio, U.S. Core Equity 1 Portfolio, U.S. Sustainability Core 1 Portfolio, International Core Equity Portfolio, DFA International Small Cap Value Portfolio, International Sustainability Core 1 Portfolio, Emerging Markets Core Equity Portfolio, DFA Inflation-Protected Securities Portfolio, Dimensional Retirement Equity Fund II, Dimensional Retirement Fixed Income Fund I, Dimensional Retirement Fixed Income Fund II and Dimensional Retirement Fixed Income Fund III are further divided into and offer the following classes of shares: U.S. Targeted Value Portfolio - Institutional Class; U.S. Targeted Value Portfolio - Class R1; U.S. Targeted Value Portfolio - Class R2; U.S. Targeted Value Portfolio - Class R10; U.S. Targeted Value Portfolio - Class R25; Emerging Markets Value Portfolio -Institutional Class; Emerging Markets Value Portfolio - Class R2; Emerging Markets Value Portfolio - Class R25; U.S. Large Cap Value Portfolio - Institutional Class; U.S. Large Cap Value Portfolio - Class R25; U.S. Core Equity 1 Portfolio - Institutional Class; U.S. Core Equity 1 Portfolio - Class R25; U.S. Sustainability Core 1 Portfolio - Institutional Class; U.S. Sustainability Core 1 Portfolio- Class R25; International Core Equity Portfolio - Institutional Class; International Core Equity Portfolio - Class R25; DFA International Small Cap Value Portfolio - Institutional Class; DFA International Small Cap Value Portfolio - Class R25; International Sustainability Core 1 Portfolio - Institutional Class; International Sustainability Core 1 Portfolio - Class R25; Emerging Markets Core Equity Portfolio - Institutional Class; Emerging Markets Core Equity Portfolio - Class R25; DFA Inflation-Protected Securities Portfolio - Institutional Class; DFA Inflation-Protected Securities Portfolio - Class R25; Dimensional Retirement Equity Fund II - Institutional Class; Dimensional Retirement Equity Fund II - Class R10; Dimensional Retirement Equity Fund II - Class R25; Dimensional Retirement Fixed Income Fund I – Institutional Class; Dimensional Retirement Fixed Income Fund I – Class R10; Dimensional Retirement Fixed Income Fund I – Class R25; Dimensional Retirement Fixed Income Fund II – Institutional Class; Dimensional Retirement Fixed Income Fund II - Class R10; Dimensional Retirement Fixed Income Fund II - Class R25; Dimensional Retirement Fixed Income Fund III - Institutional Class; Dimensional Retirement Fixed Income Fund III – Class R10; and Dimensional Retirement Fixed Income Fund III - Class R25. The Articles also empower the Board of Directors of the Fund to designate additional series or classes and allocate shares to such series or classes.

The Fund has filed, with the U.S. Securities and Exchange Commission, a Registration Statement under the Securities Act, which Registration Statement is deemed to register an indefinite number of shares of the Fund pursuant to the provisions of Section 24(f) of the Investment Company Act. You further have advised us that the Fund has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

DFA Investment Dimensions Group Inc.

February 28, 2013

You also have informed us that the shares of the Fund have been, and will continue to be, sold in accordance with the Fund’s usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

Based upon the foregoing information and examination, so long as the Fund remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of the Fund remains effective, the authorized shares of the Fund, when issued for the consideration set by the Board of Directors pursuant to the Articles, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Articles and the laws of the State of Maryland.

We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Fund, along with any amendments thereto, covering the registration of the shares of the Fund under the Securities Act and the applications, Registration Statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the Registration Statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

STRADLEY, RONON, STEVENS & YOUNG, LLP

By:	/s/ Jana L. Cresswell
Jana L. Cresswell, a Partner